Exhibit 10.20(f)

Termination and Assignment Agreement

Termination and Assignment Agreement (this “Agreement”), dated as of December 19, 2006, between Deutsche Bank AG, acting through its London Branch (“Deutsche”), Cephalon, Inc. (“Cephalon”) and each of the assignees listed on Schedule 1 hereto (each, an “Assignee”).

Deutsche and Cephalon have entered into a warrant transaction (the “Warrant Transaction”), dated June 2, 2005 and amended on June 28, 2005, relating to 19,700,214 warrants on Cephalon’s common stock, par value $0.01 per share, (“Shares”); a convertible note hedge transaction (the “Original Note Hedge Transaction”), dated June 2, 2005 and amended on June 28, 2005, relating to Cephalon’s Convertible Senior Notes due June 1, 2015 (the “Notes”); and another convertible note hedge transaction (the “Overallotment Note Hedge Transaction”), dated June 28, 2005, relating to the Notes.

Deutsche and Cephalon wish to terminate in part the Original Note Hedge Transaction, and Deutsche wishes to assign to each Assignee and each Assignee wishes to accept, all rights and obligations under part of the Warrant Transaction.

Accordingly, the parties agree as follows:—

1.                                      Original Note Hedge Transaction

(a)                                  Repayment Event.  Cephalon has repurchased $100,000,000 Notes, which constitutes a Repayment Event and an Additional Termination Event under the Original Note Hedge Transaction.  Pursuant to the terms of the Original Note Hedge Transaction, Deutsche is exercising its right to partially terminate the Original Note Hedge Transaction, and Cephalon is exercising its right to require that any amount owed by Deutsche in connection with such termination be paid in Shares.

(b)                                 Settlement of Additional Termination Event.  Deutsche and Cephalon agree that the amount owed by Deutsche in connection with the partial termination referred to in paragraph 1(a) is the number of Shares separately notified to Cephalon by Deutsche, acting in its capacity as calculation agent.  Deutsche shall deliver such number of Shares to Cephalon on December 22, 2006.

2.                                      Warrant Transaction

(a)                                  Assignment.  Deutsche agrees to assign, and each Assignee agrees to accept, all of Deutsche’s rights and obligations under the portion of the Warrant Transaction relating to the number of Warrants set forth opposite each Assignee’s name on Schedule 1 hereto (the “Assigned Warrants”).  Deutsche shall retain the remaining Warrants (the “Retained Warrants”).

(b)                                 Settlement of Assignment.  Deutsche and each Assignee agree that the amount owed by each Assignee in connection with the partial assignment referred to in paragraph 2(a) is the number of Shares set forth opposite each Assignee’s name on Schedule 1 hereto (aggregating in total, 961,105 Shares), which is due on December 22, 2006 (the “Assignment Settlement Date”).  The assignment of the Assigned Warrants shall become effective upon each Assignee’s delivery to Deutsche (or to Deutsche’s designee, which may be Cephalon) of the relevant number of Shares through the facilities of The Depository Trust Company, free from any lien, charge, claim or other encumbrance and any other restrictions whatsoever.

(c)                                  Modifications to Assigned Warrants.  Each of the parties agree that the Assigned Warrants shall be modified as follows (and the Assigned Warrants shall be construed as if Cephalon had entered into a separate agreement with each Assignee with respect to the Assigned Warrants):

(1)                                  All references to “Deutsche”, “Deutsche Bank AG, London”, “Deutsche Bank AG” and “Deutsche Bank AG, acting through its London Branch” in the Assigned Warrants are deemed to refer to the relevant Assignee;

(2)                                  The second full paragraph (all in bolded caps), other than the definition of “Exchange Act”, and the first full sentence of the last paragraph in Section 13 (relating to The Financial Services Authority) are deemed deleted;

(3)                                  From and after the Assignment Settlement Date, Deutsche Bank AG, New York Branch shall be relieved of all its obligations as Agent under the Assigned Warrants, and all references to the Agent in the Assigned Warrants are deemed deleted;

(4)                                  As applied to the Assigned Warrants, the ISDA 1992 Master Agreement referred to therein shall be an ISDA 1992 Master Agreement between Assignee and Cephalon;

(5)                                  For the avoidance of doubt, the reference in the definition of Maximum Number of Shares to be Delivered to “the total Number of Warrants covered by this Transaction” shall be deemed to refer to the number of Assigned Warrants; and

(6)                                  The “Repurchase Notice” provision of the Assigned Warrants shall be interpreted as if no Repurchase Notice has yet been given, the reference to the “Trade Date” in such provision refers to the Assignment Settlement Date, and the numerator in the definition of Warrant Equity Percentage refers only to the Assigned Warrants.

(7)                                  For the avoidance of doubt, each relevant Assignee shall be the new Calculation Agent as defined in section 2 of the Warrant and shall have the borrow protections under section 11(c) of the Warrant; provided however in each case only with respect to the portion of the Warrants that have been assigned to such Assignee.

(d)                                 Modifications to Retained Warrants.  Each of Deutsche and Cephalon agree that the Retained Warrants shall be modified as follows (and the Retained Warrants shall be construed as if Cephalon had entered into a separate agreement with Deutsche with respect to the Retained Warrants):

(1)                                  For the avoidance of doubt, the reference in the definition of Maximum Number of Shares to be Delivered to “the total Number of Warrants covered by this Transaction” shall be deemed to refer to the number of Retained Warrants; and

(2)                                  The “Repurchase Notice” provision of the Retained Warrants shall be interpreted as if no Repurchase Notice has yet been given, the reference to the “Trade Date” in such provision refers to the Assignment Settlement Date, and the numerator in the definition of Warrant Equity Percentage refers only to the Retained Warrants.

(e)                                  Assignee’s Representation, Warranties and Acknowledgments.

(1)                                  Each Assignee represents and warrants that: (i) Assignee is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act; and (ii) Assignee is acquiring the Assigned Warrants for its own account and not with a view to the distribution thereof within the meaning of the Securities Act; and

(2)                                  Each Assignee acknowledges that:  (i) the Assigned Warrants are “restricted securities” for purposes of Rule 144 under the Securities Act; and (ii) the Assigned Warrants have not been registered under the Securities Act and cannot be resold unless they are registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act.

3.                                      Representations

Each party represents to each other party that:—

(a)                                  Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)                                 Powers.  It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)                                  No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)                                 Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)                                  Obligations Binding.  Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(f)                                    Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event (each as defined in the ISDA Master Agreement referred to in the Warrant Transaction) with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

4.                                      Miscellaneous

(a)                                  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)                                 Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

(c)                                  Counterparts.  This Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)                                 Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(e)                                  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(f)                                    Agreement Continuation.  The Assigned Warrants and Retained Warrants, each as modified herein, shall continue in full force and effect.  All references to the Assigned Warrants in the Assigned Warrants or any document related thereto shall for all purposes constitute references to the Assigned Warrants as modified hereby.  All references to the Retained Warrants in the Retained Warrants or any document related thereto shall for all purposes constitute references to the Retained Warrants as modified hereby.

(g)                                 Matters relating to the Agent

(1)                                  Deutsche Bank AG, New York branch (“DBNY” or “Agent”), in its capacity as agent under this Agreement will be responsible for (i) effecting this Agreement, (ii) issuing all required confirmations and statements to the parties, (iii) maintaining books and records relating to this Agreement in accordance with its standard practices and procedures and in accordance with applicable law and (iv) unless otherwise requested by Cephalon or an Assignee, as applicable, receiving, delivering, and safeguarding Cephalon’s and Assignee’s funds and any securities in connection with this Agreement, in accordance with its standard practices and procedures and in accordance with applicable law.

(2)                                  Agent is acting in connection with this Agreement solely in its capacity as Agent for the parties pursuant to instructions from the parties.  Agent shall have no responsibility or personal liability to any party arising from any failure by any other party to pay or perform any obligations hereunder, or to monitor or enforce compliance by the parties with any obligation hereunder.  Each of Cephalon, Deutsche and each Assignee agrees to proceed solely against each other to collect or recover any securities or monies owing to it in connection with or as a result of this Agreement.  Agent shall otherwise have no liability in respect of this Agreement, except for its gross negligence or willful misconduct in performing its duties as Agent.

(3)                                  Any and all notices, demands, or communications of any kind relating to this Agreement between Cephalon, Deutsche and each Assignee shall be transmitted exclusively through Agent at the address to be provided.

(4)                                  The date and time of this Agreement will be furnished by the Agent to Cephalon, Deutsche and each Assignee, if requested.

(5)                                  The Agent will furnish to Cephalon and Assignee upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with this Agreement.

(6)                                  Cephalon, Deutsche and each Assignee each represents and agrees that this Agreement is suitable for it in the light of such party’s financial situation, investment objectives and needs.

(h)                                 FSA                       Deutsche is regulated by The Financial Services Authority and has entered into this Agreement as principal.

IN WITNESS WHEREOF the parties have executed this Agreement with effect from the date specified on the first page of this Agreement.

DEUTSCHE BANK AG, acting through its New York branch and solely in its capacity as Agent

By:	Signature illegible
Name:
Title:

By:	Signature illegible
Name:
Title:

CEPHALON, INC.

By:	/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Executive Vice President & CFO

DEUTSCHE BANK AG, LONDON

By:	Signature illegible
Name:
Title:

By:	Signature illegible
Name:
Title:

Visium Balanced Fund, LP

By:	Signature illegible
Name:
Title:

Visium Balanced Offshore Fund, Ltd.

By:	Signature illegible
Name:
Title:

Visium Long Bias Fund, LP

By:	Signature illegible
Name:
Title:

Visium Long Bias Offshore Fund, Ltd.

By:	Signature illegible
Name:
Title:

Atlas Master Fund, Ltd

By:	/s/ Scott Shroeder
Name: Scott Shroeder
Title: Authorized Signatory